UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34742	26-2828128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Express Drive Columbus, Ohio		43230
(Address of principal executive offices)		(Zip Code)

(624) 415-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 20, 2015, Express Holding, LLC (“Express Holding”), Express, LLC (“Borrower”), Express GC, LLC (“Express GC”), Express Finance Corp. (“Express Finance”), Express Fashion Logistics, LLC (“Express Fashion”) and Express Fashion Operations, LLC (together with Express Holding, Borrower, Express GC, Express Finance and Express Fashion, the “Loan Parties”), each indirect, wholly-owned subsidiaries of Express, Inc. (the “Company”), entered into a Second Amended and Restated $250.0 million secured Asset-Based Loan Credit Agreement among Express Holding, as Parent, Express, LLC, as Borrower, the initial lenders, initial issuing bank and swing line bank named therein, Wells Fargo Bank, National Association (“Wells Fargo”) as Administrative Agent and Collateral Agent, U.S. Bank, National Association, as Syndication Agent and Wells Fargo, as Sole Lead Arranger and Sole Bookrunner (the “Opco revolving credit facility”). The Opco revolving credit facility amends, restates and extends the Loan Parties’ existing $200.0 million asset-based revolving credit facility, which was scheduled to expire on July 29, 2016, and provides for a secured revolving credit facility in an amount of up to $250.0 million.

Under the Opco revolving credit facility, revolving loans may be borrowed, repaid and reborrowed until May 20, 2020, at which time all amounts borrowed must be repaid. The Opco revolving credit facility allows for a swingline sublimit of up to $30.0 million and for the issuance of letters of credit in the face amount of up to $45.0 million. Borrowings under the Opco revolving credit facility bear interest at a rate equal to either the rate appearing on Reuters Screen LIBOR01 page (the “Eurodollar Rate”) plus an applicable margin rate or the highest of (1) Wells Fargo’s prime lending rate, (2) 0.50% per annum above the federal funds rate and (3) 1% above the Eurodollar Rate, in each case plus an applicable margin rate. The applicable margin rate is determined based on excess availability as determined by reference to the borrowing base. The applicable margin for Eurodollar Rate-based advances is 1.50%, 1.75% or 2.00% if excess availability is greater than or equal to 66% of the borrowing base, less than 66% of the borrowing base but greater than or equal to 33% of the borrowing base, or less than 33% of the borrowing base, respectively. The applicable margin rate for base rate-based advances is 0.50%, 0.75% or 1.00% if excess availability is greater than or equal to 66% of the borrowing base, less than 66% of the borrowing base but greater than or equal to 33% of the borrowing base, or less than 33% of the borrowing base, respectively. The borrowing base components are 90% of eligible credit card receivables plus 90% of the liquidation value of eligible inventory plus 100% of borrowing base-eligible cash collateral (not to exceed 20% of the borrowing base) less certain reserves.

The unused line fee payable under the Opco revolving credit facility is incurred at 0.250% per annum of the average daily unused revolving commitment during each quarter, payable quarterly in arrears on the first day of each May, August, November and February. In the event that (1) an event of default has occurred and is continuing or (2) excess availability plus eligible cash collateral is less than 12.5% of the borrowing base for five consecutive days, such unused line fees are payable on the first day of each month. Borrower is also obligated to pay other customary closing fees, arrangement fees, administration fees and letter of credit fees for a credit facility of this size and type.

Interest payments under the Opco revolving credit facility are due quarterly on the first day of each May, August, November and February for base rate-based advances, provided, however, in the event that (1) an event of default has occurred and is continuing or (2) excess availability plus eligible cash collateral is less than 12.5% of the borrowing base for five consecutive days, interest payments are due on the first day of each month. Interest payments under the Opco revolving credit facility are due on the last day of the interest period for Eurodollar Rate-based advances for interest periods of one, two and three months, and additionally every three months after the first day of the interest period for Eurodollar Rate-based advances for interest periods of greater than three months.

The Opco revolving credit facility requires Express Holding and its subsidiaries to maintain a fixed charge coverage ratio of at least 1.0:1.0 if excess availability plus eligible cash collateral is less than 10% of the borrowing base for 15 consecutive days. In addition, the Opco revolving credit facility contains customary covenants and restrictions on Express Holding and its subsidiaries’ activities, including, but not limited to, limitations on the incurrence of additional indebtedness, liens, negative pledges, guarantees, investments, loans, asset sales, mergers, acquisitions, prepayment of other debt, distributions, dividends, the repurchase of capital stock, transactions with affiliates, the ability to change the nature of its business or its fiscal year, and permitted activities of Express Holding.

The Opco revolving credit facility includes customary events of default that, include among other things, non-payment defaults, inaccuracy of representations and warranties, covenant defaults, cross default to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults, ERISA defaults, structural defaults under the loan documents and a change of control default. The occurrence of an event of default could result in the acceleration of the obligations under the Opco revolving credit facility. Under certain circumstances, a default interest rate will apply on any overdue amount payable under the Opco revolving credit facility during the existence of an event of default at a per annum rate equal to 2.00% above the applicable interest rate for any overdue principal and 2.0% above the rate applicable for base rate loans for any other overdue amounts.

All obligations under the Opco revolving credit facility are guaranteed by Express Holding and its domestic subsidiaries (that are not borrowers) and secured by a lien on, among other assets, substantially all working capital assets including cash, accounts receivable and inventory, of Express Holding and its domestic subsidiaries. As of May 20, 2015, there were no revolving borrowings outstanding under the Opco revolving credit facility.

The description of the Opco revolving credit facility in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Opco revolving credit facility, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information regarding the Loan Parties’ entry into the Opco revolving credit facility provided under Item 1.01 above is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document

10.1	Second Amended and Restated $250,000,000 Asset-Based Loan Credit Agreement, dated as of May 20, 2015, among Express Holding, LLC, as Parent, Express, LLC, as Borrower, the Initial Lenders, Initial Issuing Bank and Swing Line Bank, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, U.S. Bank National Association, as Syndication Agent, and Wells Fargo Bank, National Association, as Sole Lead Arranger and Sole Bookrunner.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EXPRESS, INC.

	By:	/s/ Lacey J. Bundy
Lacey J. Bundy
May 27, 2015		Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Document

10.1	Second Amended and Restated $250,000,000 Asset-Based Loan Credit Agreement, dated as of May 20, 2015, among Express Holding, LLC, as Parent, Express, LLC, as Borrower, the Initial Lenders, Initial Issuing Bank and Swing Line Bank, Wells Fargo Bank, National Association, as Administrative Agent and Collateral Agent, U.S. Bank National Association, as Syndication Agent, and Wells Fargo Bank, National Association, as Sole Lead Arranger and Sole Bookrunner.